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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

                AGREEMENT made this 29th day of January, 1997, by and between ORGANIC ONLINE, INC., a Delaware corporation (the "Company"), and MICHAEL HUDES (the "EXECUTIVE").

                                   WITNESSETH:

                WHEREAS, entering into this Agreement is a condition of closing under a certain Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") pursuant to which Omnicom Group Inc. ("OMNICOM") acquired 20.1% of the shares of Series A Preferred Stock of the Company, and, in certain circumstances as set forth under a Shareholders Agreement of even date herewith (the "SHAREHOLDERS AGREEMENT"), the right to acquire additional shares of capital stock of the Company; and

                WHEREAS, the Company wishes to ensure the continued employment of the Executive with the Company and the Executive wishes to accept such employment upon the terms and conditions hereinafter set forth;

                NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. EMPLOYMENT

                The Company agrees to employ the Executive during the Term specified in Section 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

        2. TERM

                (a) Subject to section 6 below and the other terms and conditions of this Agreement, the Executive's employment by the Company shall be for a term commencing on the date hereof and expiring on the close of business on December 31, 1999 (the "INITIAL TERM");

provided, however, that the term of the Executive's employment by the Company shall continue thereafter unless and until either party shall give to the other 90 days advance written notice ("NOTICE OF TERMINATION") of expiration of the term (the Initial Term and the period, if any, thereafter, during which the Executive's employment shall continue are collectively referred to as the "TERM"). Any notice of Termination given under this Section 2(a) shall specify the date of expiration (which may not be earlier than December 31, 1999) and may be given at any time on or after September 30, 1999. The Company shall have the right during any such 90 day notice period to relieve the Executive of his offices, duties and responsibilities and to place him on a paid leave-of-absence status, provided that during such notice period the Executive shall remain an employee of the Company and shall continue to receive his salary compensation and other benefits as provided in this Agreement. The effective date of the termination of the Executive's employment with the Company, regardless of the reason therefor, is referred to in this Agreement as the "DATE OF TERMINATION".

                (b) Upon termination of the employment of the Executive with the Company pursuant to a Notice of Termination under Section 2(a) above, the Company shall pay the Executive, subject to appropriate offsets, as permitted by applicable law, for debts or money owed by the Executive to the Company or another company within the group of companies directly or indirectly owned by Holdings (collectively, "OFFSETS"), his salary compensation and any unused accrued vacation only through, and any unpaid reimbursement expenses outstanding as of, the Date of Termination. Any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in Sections 5(b) and (c) below, or any other applicable plans and programs, shall be determined as of the Date of Termination in accordance with the terms of such plans and programs. Except as provided in this Section 2(b), in connection with the Executive's termination of employment pursuant to Section 2(a), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature.

                3. DUTIES AND RESPONSIBILITIES


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                (a) During the Term, the Executive shall have the title of
President of the Company. The Executive shall report to the Chief Executive Officer the Company, at such times and in such detail as he shall reasonably require.

                (b) In his position as President of the Company, the Executive shall perform such executive and managerial duties and responsibilities customary to his office as are reasonably necessary to the operations of the Company and as may be assigned to him from time to time by or under authority of the Chief Executive Officer of the Company, consistent with his position as designated in Section 3(a) above.

                (c) The Executive shall use his best efforts to ensure that the Company and its subsidiaries, if any, comply on a timely basis with all budgetary and reporting requirements reasonably requested by the Board of Directors of the Company (the "Board"). In no event will the Executive without the approval of the Board incur obligations on behalf of the Company other than in the ordinary course of business or enter into any transaction on behalf of the Company not in the ordinary course of business. In addition, as long as the provisions of the Shareholders Agreement are operative, the Executive shall not cause the Company to take any of the actions listed in Article III without such actions being properly authorized by the Board and/or the shareholders of the Company, as the case may be.

                (d) The Executive's employment by the Company shall be full-time and exclusive, and during the Term, the Executive agrees that he will (i) devote substantially all of his business time and attention, his best efforts, and all his skill and ability to. promote the interests of the Company; (ii) carry out his duties in a competent and professional manner; (iii) work with other employees of the Company in a competent and professional manner; and (iv) generally promote the interests of the Company and its clients. Notwithstanding the foregoing, the Executive shall be permitted to engage in other business or charitable activities (as an active participant or a passive investor), provided that such activities are not rendered for a company which transacts business with the Company or engages in business competitive with that conducted by the Company (or, if such company does transact business with the Company or does engage in a competitive business, either it is a publicly held corporation and the


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Executive's participation is limited to owning less than 1/4 of 1% of its outstanding shares) and further provided that such activities (individually or collectively) do not materially interfere with the performance of his duties or responsibilities under this Agreement.

                (e) The Executive's services hereunder shall be performed at the offices of the Company in San Francisco, California (or such other location to which the primary office of the Company shall be moved), subject to necessary travel requirements of his position and duties hereunder.

        4. COMPENSATION

                (a) As compensation for his services hereunder and in consideration of his agreement not to compete as set forth in Section 8 below, during the Term, the Company shall pay the Executive, in accordance with its normal payroll practices, direct salary compensation at an annual rate of $80,000. The Executive's annual rate of salary compensation may be increased (but not decreased) by or under the authority of the Chief Executive Officer of the Company in accordance with the salary review policy of the Company as in effect from time to time.

                (b) In addition to the salary compensation provided for under clause (a) above, during the Term the Executive shall be eligible to receive discretionary bonus compensation in an amount determined by the Board.

                (c) During the Term, the Executive shall be eligible to participate in and receive awards under the Company's 1997 Stock Option Plan (or any other compensation plan hereafter adopted by the Company), in the discretion of the Board (or any compensation committee thereof).

        5. EXPENSES; FRINGE BENEFITS

                (a) In addition to the compensation provided for under Section 4, the Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive, as a condition precedent to obtaining such payment or


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reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

                (b) During the Term, the Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any welfare benefit plans and programs provided by the Company (including without limitation, medical, dental, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) applicable generally to the employees of the Company.

                (c) During the Term, the Executive shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) applicable generally to the employees of the Company, subject, however, to generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect and available generally to the senior executives of the Company.

                (d) The Executive shall be entitled to __ weeks paid vacation during each calendar year of the Term, to be taken at such time(s) as shall not, in the reasonable judgment of the Chief Executive Officer of the Company, materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the policy of the Company then in effect for its senior executives generally, upon such terms as may be generally applicable to senior executives of the Company.

                (e) Notwithstanding anything to the contrary contained above, the Company shall be entitled to terminate or reduce any employee benefit or perquisite enjoyed by the Executive pursuant to the provisions of Section 5(b),
(c) or (d) above if such reductiori is part of an across-the-board reduction applicable to all executive officers of the Company.

        6. TERMINATION


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                (a) The Company, by direction of its Chief Executive Officer, shall be entitled to terminate the Term and to discharge the Executive for "CAUSE" effective upon the giving of written notice which notice shall in each case refer to this Section 6 and set out in detail the Company's determination of "cause". The term "CAUSE" shall be limited to the following grounds:

                        (i) The Executive's repeated failure or refusal to
                materially perform his duties and responsibilities as set forth in Section 3 hereof, or the failure of the Executive to devote substantially all of his business time and attention exclusively to the business and affairs of the Company in accordance with the terms hereof, in each case if such failure or refusal is not cured within 10 days after written notice thereof to the Executive by the Company;

                        (ii) The willful misappropriation of the funds or
                property Company;

                        (iii) Use of alcohol or illegal drugs, interfering with
                the performance of the Executive's obligations under this Agreement, continuing after written warning;

                        (iv) Conviction in a court of law of, or entering a plea
                of guilty or no contest to, any felony or any crime involving moral turpitude, dishonesty or theft;

                        (v) The commission in bad faith by the Executive of any
                act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company, including without limitation, a willful or intentional breach of the provisions of Section 8 of this Agreement; and

                        (vi) Any material breach (not covered by any of the
                clauses (i) through (v)) of any term, provision or condition of this Agreement, if such breach is not cured within 30 days after written notice thereof to the Executive by the Company.


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Upon the termination of the employment of the Executive with the Company (x)
pursuant to this Section 6(a) or (y) by virtue of a resignation by the Executive other than pursuant to Section 2(a) above, the Company shall pay the Executive, subject to any Offsets, his salary compensation and any unused accrued vacation only through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination. Any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in Sections 5(b) and (c) above, or any other applicable plans and programs, shall be determined as of the Date of Termination in accordance with the terms of such plans and programs. Except as provided in this Section 6(a), in connection with the Executive's termination by the Company for cause, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature.

                (b) In the event of a termination without cause by the Company excluding a termination by the Company under Section 2(a) above (a "WRONGFUL TERMINATION"), as liquidated damages, the Executive shall be entitled to continue to receive from the Company, subject to any Offsets, for so long as the Executive is not in breach of his obligations to the Company under Section 8 hereof, (i) his then applicable salary compensation when otherwise payable through the minimum remaining Term reduced by any income earned from subsequent employment, and (ii) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of the Date of Termination. Any benefits to which Executive or his beneficiaries may be entitled under the plans and programs described in Sections 5(b) and (c) above, or any other applicable plans and programs, shall be determined as of the Date of Termination in accordance with the terms of such plans and programs. In connection with a Wrongful Termination, except as provided in this Section 6(b), (x) the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature and (y) the Executive shall be under no obligation to mitigate his damages or to seek other employment; provided that, as indicated in this
Section 6(c), any income earned by the Executive from subsequent employment shall reduce payments by the Company under Section 6(c)(i). From time to time, upon the Company's reasonable request, the Executive shall provide the Company


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written verification of amounts earned from subsequent employment. In the event the Executive fails to supply such information, the obligations of the Company to the Executive under this Section 6(c) shall terminate.

        7. DISABILITY; DEATH

                (a) In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "DISABILITY") and the Executive shall fail to perform such duties for periods aggregating 180 days, whether or not continuous, in any continuous period of 270 days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month during the continuance of such disability upon at least 30 days' prior written notice to him, which notice shall refer to this Section. In the event of the Executive's death, the Executive's employment shall terminate on the date of such death.

                (b) In the event the Executive's employment terminates pursuant to Section 7(a), the Executive, or in the case of his death, the Executive's estate, shall be entitled to, receive when otherwise payable, subject to any Offsets, (i) all salary compensation earned but unpaid as of the Date of Termination and (ii) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of such date. Any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in Sections 5(b) and (c) above, or any other applicable plans and programs, shall be determined as of the Date of Termination in accordance with the terms of such plans and programs. In the event of the Executive's termination due to disability or death, except as provided in this Section 7(b), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature.

        8. NON-COMPETITION AND PROTECTION OF CONFIDENTIAL INFORMATION


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                (a) The Executive agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with the clients and employees of the Company. The Executive acknowledges that the rendering of services to the clients of the Company necessarily requires the disclosure to the Executive of confidential information and trade secrets of the Company (such as without limitation, proprietary software programs, marketing plans, media plans, budgets, corporate policies, client preferences and policies, and identity of appropriate personnel of clients with sufficient authority to influence a shift in suppliers). The parties hereto agree that in the course of the Executive's employment with the Company, the Executive has and will continue to develop a personal relationship with the clients of the Company and a knowledge of those clients' affairs and requirements, and that the relationship of the Company with its established clientele will therefore be placed in the Executive's hands in confidence and trust. The Executive consequently agrees that it is reasonable and necessary for the protection of the trade secrets, goodwill and business of the Company that the Executive make the covenants contained herein. Accordingly, the Executive agrees that while he is in the employ of the Company and for a two year period after the Date of Termination, he shall not, except on behalf of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company:

                        (i) attempt in any manner to solicit from any client
                business of the type performed by the Company or to persuade any client to cease to do business or to reduce the amount of business which any such client has customarily done or is reasonably expected to do with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through his efforts; or

                        (ii) employ as an employee or retain as an exclusive
                consultant any person who is then or at any time during the preceding twelve months was an employee of or exclusive consultant to the Company or the Company, or persuade or attempt to persuade any employee of or exclusive consultant to the Company to


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                leave the employ of the Company or to become employed as an employee or retained as a consultant by anyone other than the Company; or

                        (iii) render to or for any client any services of the
                type rendered by the Company.

As used in this Section 8, the term "CLIENT" shall mean (1) anyone who is a client of the Company on the Date of Termination or, if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct (the "DETERMINATION DATE"); (2) anyone who was a client of the Company at any time during the two year period immediately preceding the Determination Date; and (3) any prospective clients to whom the Company had made a new business presentation (or similar offering of services) at any time during the one year period immediately preceding the Determination Date.

                (b) The Executive also agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential, information or trade secret of the Company, or any client of the Company, or utilize such confidential information or trade secret for his own benefit, or for the benefit of third parties and all memoranda, notes, records or other documents compiled by him or made available to him during the Term pertaining to the business of the Company or its clients shall be the property of the Company and shall be delivered to the Company on the termination of his employment or at any other time, upon request. The term "confidential information or trade secret" does not include information which
(i) becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company. In the event that the Executive becomes legally required to disclose any confidential information or trade secret, he will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8(b). In the event that such protective order or other remedy is not obtained, or the Company waives compliance with the provisions of this Section 8(b), the Executive will furnish only that portion of the confidential information or trade secret which is legally required and will exercise his best efforts to obtain a protective order or


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other reliable assurance that confidential treatment will be accorded the confidential information or trade secret.

                (c) If the Executive commits a breach, or is about to commit a breach, of any of the provisions of Sections 8(a) or (b) above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

                (d) The parties acknowledge that the type and periods of restriction imposed in the provisions of Sections 8(a) and (b) above are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company (including without limitation the business acquired pursuant to the Purchase Agreement); and that the time, scope, geographic area and other provisions of this Section 8 have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated by the Purchase Agreement, it being understood that the clients of the Company may be serviced from any location and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area but generally by the location of such clients and potential clients. The Executive specifically acknowledges that his being restricted from servicing clients and prospective clients as contemplated by this Agreement will not prevent him from being employed or earning a livelihood in the type of business conducted by the Company. If any of the covenants in Sections 8(a) or (b) above, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall riot affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the Invalid portions. If any of the covenants contained in Sections 8(a) or (b), or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the


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duration and/or areas of such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 8(a) and (b) above upon the courts of any state or other jurisdiction within the geographical scope of such covenants in which a breach or alleged breach of a covenant contained in
Section 8(a) or (b) has been alleged to have occurred. In the event that the courts of any one or more of such states or other jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each state or other jurisdiction being, for this purpose, severable into diverse and independent covenants.

        9. INTELLECTUAL PROPERTY

                During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company, including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, advertising campaigns, promotional" campaigns, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees, that at the Company's request, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise. The Executive acknowledges and agrees that the Company has hereby notified the Executive that the assignment provided for in this Section 9 does not apply to any invention which qualifies fully for exemption for assignment under the provisions of Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit A.

        10. ENFORCEABILITY

                The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

        11. ASSIGNMENT

                This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company; provided, however, the Company may not assign or transfer its rights under this Agreement except in connection with a merger or consolidation (whether or not the Company is the continuing entity), or the sale or liquidation of all or substantially all the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company as contained in this Agreement, either contractually or as a matter of law.

        12. MODIFICATION

                This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement and approved by the President of Omnicom.

        13. SEVERABILITY: SURVIVAL

                In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

        14. LIFE INSURANCE

                The Executive agrees that the Company shall have the right to obtain life insurance on the Executive's life, at the sole expense of the Company and with the Company as the sole beneficiary thereof. The Executive shall (a) cooperate fully in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations.

        15. NOTICES

                Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission (if receipt is electronically confirmed) or prepaid overnight courier service, and in each case, addressed as follows:

                        If to the Executive:

                        Michael Hudes
                        _______________________________
                        _______________________________

                        If to the Company. to:

                        Organic Online, Inc.
                        510 Third Street
                        Suite 540
                        San Francisco, California 94107
                        Attention: Director of Finance
                        Fax: 415-284-6891

                        with a copy to:

                        Cooley Godward LLP
                        One Maritime Plaza
                        20th Floor
                        San Francisco, California 94111
                        Attention: Kenneth L. Guernsey, Esq.
                        Fax: 415-951-3699

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

        16. APPLICABLE LAW

                This Agreement shall be governed by and construed in accord laws of the State of California without regard to its conflict of laws principles.

        17. NO CONFLICT

                The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

        18. ENTIRE AGREEMENT

                This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company are nullified and superseded hereby. Notwithstanding the foregoing, the Employee Proprietary Information and Inventions Agreement executed by the Executive shall remain in full force and effect in accordance with its terms.

        19. HEADINGS

                The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        20. MISCELLANEOUS

                (a) The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                (b) Following the date hereof and regardless of any dispute that may arise in the future, the Executive will not, and will use his best efforts to cause his business associates to not, disparage, criticize or make statements to the detriment of the Company, Omnicom, or any of their affiliates; and the Company will not, and will use its best efforts to cause its affiliated companies to not, disparage, criticize or make statements to the detriment of the Executive.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        ORGANIC ONLINE, INC.



                                        BY:   /s/ JONATHAN NELSON
                                            -----------------------------------
                                                 NAME:  Jonathan Nelson
                                                 TITLE: Chief Executive Officer

                                           /s/ MICHAEL HUDES
                                        ---------------------------------------
                                                 MICHAEL HUDES


j a

                                                                       EXHIBIT A
                                                         TO EMPLOYMENT AGREEMENT



Labor Code Section 2870,

Employment agreements; assignment of rights

                (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                (i) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                (ii) result from any work performed by the employee for the employer.

                (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be(TM) assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ("Amendment") is entered into by and between ORGANIC ONLINE, INC., a Delaware corporation (the "Company"), and MICHAEL HUDES (the "Executive").

                                    RECITALS

        A. The Company and the Executive are parties to that certain Employment Agreement dated December 29, 1997 (the "Original Agreement").

        B. The Company and the Executive wish to amend the Original Agreement on the terms set forth in this Amendment. Certain capitalized terms used in this Amendment are defined in the Original Agreement.

                                    AGREEMENT

        The Company and the Executive, intending to be legally bound, agree as follows:

SECTION 1. MODIFICATION OF ORIGINAL AGREEMENT. The fourth line of Section 4(a) ("Compensation") is hereby amended to delete "$80,000" and substitute "$140,000" therefore.

SECTION 2. MISCELLANEOUS PROVISIONS.

        2.1 REAFFIRMATION OF ORIGINAL AGREEMENT. The Original Agreement, as amended by this AMENDMENT, shall continue in full force and effect.

        2.2 GOVERNING LAW. This Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law.)

        2.3 HEADINGS. The underlined headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

        2.4 SEVERABILITY. In the event that any provision of this Amendment, or the application of such provision to any party or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Amendment, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.


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        2.5 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

        2.6 INTERPRETATION OF AMENDMENT.

                (a) Each party hereto acknowledges that it has participated in the drafting of this Amendment, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Amendment.

                (b) Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                (c) As used in this Amendment, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

                (d) References herein to "Sections" are intended to refer to Sections of this Amendment.

        The Company and the Executive have caused this Amendment to be executed as of February 24, 1997.

                                       the "Company"

                                       ORGANIC ONLINE, INC.
                                       a Delaware corporation


                                       By:  /s/ JONATHAN NELSON
                                           ------------------------------------
                                            Jonathan Nelson
                                            Chief Executive Officer

                                       the "Executive"

                                          /s/ MICHAEL HUDES
                                       ----------------------------------------
                                       MICHAEL HUDES